UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2020

Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 Douglas Rd E, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code): (646) 846-4280

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement.

Effective April 1, 2019, Better Choice Company Inc., a Delaware Corporation (the “Company”), entered into an Agreement (the “Agreement”) with ABG EPE IP LLC, a Tennessee limited liability company (“ABG”), and Elvis Presley Enterprises, LLC, a Delaware limited liability company, as the Licensor. The Agreement terminated due to business judgment. As part of the termination, the Company agreed to the following: (1) to pay ABG One Hundred Thousand Dollars ($100,000) in cash upon the signing of this Agreement, (2) to issue to ABG Seventy Two Thousand Seven Hundred Twenty (72,720) shares of BTTR’s common stock, (3) to pay to ABG One Hundred Thousand Dollars ($100,000) in cash in four equal installments, payable as follows: (a) Twenty-five Thousand Dollars ($25,000), payable July 31, 2020; (b) Twenty-five Thousand Dollars ($25,000), payable August 31, 2020; (c) Twenty-five Thousand Dollars ($25,000), payable September 30, 2020; and, (d) Twenty-five Thousand Dollars ($25,000), payable October 31, 2020, all payments able to be pre-paid without penalty, (4) to issue to ABG Six Hundred Thousand Dollars ($600,000) in Subordinated Promissory Notes (the “Notes”), with the condition being that if the Company sells existing inventory in excess of One Hundred Thousand Dollars ($100,000), the Six Hundred Thousand Dollar ($600,000) Subordinated Promissory Note will be reduced on a dollar for dollar basis and (5) to issue to ABG a common stock purchase warrant (the “Warrants”) equating to a value of $150,000. .

The Notes are scheduled to mature on June 30, 2023 (the “Maturity Date”) and accrue interest at 10.00% per annum from January 13, 2020 until the Maturity Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. The interest shall be payable by increasing the aggregate principal amount of the Notes (such increase being referred to herein as “PIK Interest”). The Notes may be converted into shares of Common Stock at any time prior to the last Business Day immediately preceding the Maturity Date and shall be automatically converted into Common Stock upon an IPO (as defined in the Notes). The conversion price shall be equal to the lower of $4.00 per share or the price at which the Common Stock was sold in an IPO. In the event of a change of control, each holder of the Notes shall have the option to (i) convert all of the Notes held by such holder into a replacement note issued by the new issuer in an aggregate principal amount equal to 104% of the outstanding principal amount of, and all accrued interest on, of the Notes held by such holder or (ii) require the Company to repay all of the outstanding principal amount of the Notes held by such holder at a redemption price of 4% of the sum of all outstanding principal amount of the Notes held by such holder plus all accrued interest thereon. If any such holder of Notes fails to make an election above within thirty days of receipt of written notice of the change of control, all principal and accrued interest under the Notes held by such holder shall automatically convert into Common Stock at the conversion price.

The Warrants are exercisable for 24 months from the date of the consummation of an IPO (as defined in the Warrants) at an exercise price equal to the greater of (i) $5.00 per share or (ii) the price at which the Common Stock was sold in the IPO.

Item 2.03.    Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes is incorporated by reference into this Item 2.03.

Item 3.02.   Unregistered Sales of Equity Securities.

Pursuant to the Agreement described in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company has agreed to issue the Notes and the Warrants to the ABG, who is an accredited investor, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. ABG represented to the Company that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D. This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

By:	/s/ Damian Dalla-Longa
Name:	Damian Dalla-Longa
Title:	Chief Executive Officer

January 17, 2020